Exhibit 10.5

Equity Interest Pledge Agreement

Beijing Glorywolf Co., Ltd.

ZHAO Peng and YUE Xu

and

Beijing Huapin Borui Network Technology Co., Ltd.

This Equity Interest Pledge Agreement (hereinafter referred to as this “Contract”) is made and entered into as of this 21st day of February, 2020, by and among:

A

Beijing Glorywolf Co., Ltd., a limited liability company duly organized and existing under the laws of the People’s Republic of China (PRC), with its registered address at Room 303, TPV Tower, 8 Taiyanggong Middle Road, Chaoyang District, Beijing (hereinafter referred to as the “Pledgee”);

B	ZHAO Peng, a PRC citizen, ID number: ******;

YUE Xu, a PRC citizen, ID number: ****** (together with ZHAO Peng, the “Pledgors”); and

C

Beijing Huapin Borui Network Technology Co., Ltd., a limited liability company duly organized and existing under the laws of the PRC, with its registered address at Room 302, TPV Tower, 8 Taiyanggong Middle Road, Chaoyang District, Beijing (hereinafter referred to as the “Domestic Company”).

In this Contract, the Pledgee, the Pledgors and the Domestic Company shall be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS

1	The Domestic Company is a company incorporated in the PRC, and the Pledgors own an aggregate 100% of the equity interests in the Domestic Company (see Annex III for details).

2	The Pledgee and the Domestic Company entered into an Exclusive Technology Development, Consulting and Service Agreement (hereinafter referred to as the “Service Agreement”) as of February 10, 2017.

3

In order to ensure that the Pledgee can normally collect the technology development, consulting and service fees from the Domestic Company in accordance with the Service Agreement, the Pledgors provide pledge security for the technology development, consulting and service fees under the Service Agreement using all the equity interests held by the Pledgors in the Domestic Company.

NOW, THEREFORE, the Parties have reached consensus on the issue of equity pledge through friendly negotiation; and, in order to specify the rights and obligations of the Parties, they hereby enter into this Contract for joint compliance.

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I.	Definitions and Interpretation

Unless otherwise provided herein, the following terms shall have the meanings given below:

1.	Pledge Right: means the full contents of Article 2 hereof.

2.	Pledged Equity Interests: means all the equity interests legally held by the Pledgors in the Domestic Company, accounting for an aggregate 100% of the equity interests in the Domestic Company.

3.

Secured Indebtedness: means all the direct, indirect, derivative losses and loss of predictable interests suffered by the Pledgee due to any Event of Default on the part of the Pledgors and/or the Domestic Company. The amount of such loss shall be based on, but not limited to, the reasonable business plan and profit forecast of the Pledgee, the service fee payable by the Domestic Company under the Service Agreement, and all the expenses incurred by the Pledgee to compel the Pledgors and/or the Domestic Company to perform their Contractual Obligations.

4.	Contractual Obligations: means all the obligations of the Pledgors hereunder, and all the obligations of the Domestic Company under the Service Agreement and this Contract.

5.	Pledge Period: means the period specified in Article 3 hereof.

6.	Event of Default: means any of the circumstances set forth in Article 7 hereof.

7.	Default Notice: means a notice issued by the Pledgee in accordance with this Contract announcing an Event of Default.

II.	Pledge Right

1.

The Pledgors pledge to the Pledgee all of their equity interests in the Domestic Company as a security for the Pledgee to receive the technology development, consulting and service fees under the Service Agreement.

2.	Pledge Right means the priority available to the Pledgee to be reimbursed with the proceeds from the discount, auction or sale of the equity interests pledged by the Pledgors to the Pledgee.

3.

Within the Pledge Period, the Pledgee shall be entitled to receive bonuses or dividends arising from the Pledged Equity Interests. The Pledgors may not receive dividends or bonuses on the Pledged Equity Interests except with the prior written consent of the Pledgee. The Dividends or bonuses distributed to the Pledgors in connection with the Pledged Equity Interests, after deduction of the individual income tax paid by the Pledgors, shall, upon request of the Pledgee, be (1) deposited into the account designated by the Pledgee, subject to the supervision by the Pledgee, and be used to secure the Contractual Obligations and first pay off the Secured Indebtedness; or (2) given away to the Pledgee or its designee unconditionally, subject to the laws of the PRC.

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4.

The Pledgors may not increase their capital contributions to the Domestic Company except with the prior written consent of the Pledgee. The capital increment contributed by the Pledgors to the registered capital of the Domestic Company shall also fall within the Pledged Equity Interests.

5.

If the Domestic Company is required to be dissolved or liquidated according to the mandatory provisions of PRC laws, any interests lawfully distributed to the Pledgors from the Domestic Company after the Domestic Company completes the dissolution or liquidation procedures according to law shall, upon request of the Pledgee, be (1) deposited into the account designated by the Pledgee, subject to the supervision by the Pledgee, and be used to secure the Contractual Obligations and first pay off the Secured Indebtedness; or (2) given away to the Pledgee or its designee unconditionally, subject to the laws of the PRC.

III.	Pledge Period

1.

This Contract shall come into force as of the date of its execution, and the Pledge Right hereunder shall become effective as of the date when the same is recorded in the register of shareholders of the Domestic Company (see Annex III) and the equity pledge registration with the Beijing Municipal Administration for Market Regulation is completed and shall be valid for the same period as the Service Agreement. Both the Pledgors and the Domestic Company shall (A) register the Pledge Right hereunder in the register of shareholders of the Domestic Company within 3 business days from the date hereof, and (B) apply to the competent administration for market regulation for the registration of the Pledge Right hereunder within 30 business days from the date hereof. The Parties jointly acknowledge that, in order to go through the business registration procedures for the equity pledge, they shall submit to the competent administration for market regulation this Contract or an equity pledge contract (hereinafter referred to as the “Pledge Contract for Business Registration”) which is executed in the form required by the local administration for market regulation related to the Domestic Company and which truly reflects the information about the Pledge Right hereunder. Matters not provided in the Pledge Contract for Business Registration shall still be subject to the provisions hereof. The Pledgors and the Domestic Company shall, in accordance with the PRC laws and regulations and the requirements of the relevant administration for market regulation, submit all necessary documents and go through all necessary procedures to ensure that the Pledge Right can be registered as soon as possible after the submission of the application.

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2.

During the pledge process, if the Domestic Company fails to pay the technology development, consulting and service fees in accordance with the provisions of the Service Agreement, the Pledgee shall have the right to dispose of the Pledge Right in accordance with this Contract and the relevant PRC laws and regulations.

IV.	Custody of Certificate of Pledge Right

1.

Within the Pledge Period provided herein, the Domestic Company shall execute, and the Pledgors shall execute or cause the Domestic Company to execute, the capital contribution certificate and the register of shareholders attached hereto, and shall deliver the foregoing duly-executed documents to the Pledgee for its keeping within the Pledge Period as provided herein.

2.	The Pledgee shall be entitled to receive all the cash proceeds such as dividends and bonuses as well as all the non-cash proceeds generated from the Pledged Equity Interests from the date hereof.

V.	Representations and Warranties of the Pledgors and the Domestic Company

The Pledgors and the Domestic Company hereby respectively warrant to the Pledgee that:

1.	The Pledgors have the full power to enter into this Contract and perform their obligations hereunder, and the terms hereof constitute their legal, valid and binding obligations.

2.	The Domestic Company has the full power and authority to enter into this Contract and perform its obligations hereunder, and the terms hereof constitute its legal, valid and binding obligations.

3.

The execution, delivery and performance of this Contract and any relevant agreement by the Pledgors and the Domestic Company will not, due to the limitation period and/or the occurrence of any act or event or for any other reason, violate any of the following:

(a)	Any incorporation document of the Domestic Company;

(b)	Any law with which the Pledgors and the Domestic Company shall comply; or

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(c)	Any provisions set forth and obligations undertaken in any contract, agreement, memorandum or other written or oral documents executed and made effective by the Pledgors and the Domestic Company.

4.	The Pledgors are the legal owners of the Pledged Equity Interests.

5.	At any time, once the Pledgee exercises the Pledge Right pursuant to this Contract, there shall be no interference from any other party.

6.	The Pledgee has the right to dispose of and transfer the Pledge Right in the manner provided herein.

7.	The Pledgors have not created any pledge rights or any third party rights over the equity interests other than the Pledge Right hereunder.

VI.	Undertakings of the Pledgors

1.	During the term hereof, the Pledgors undertake to the Pledgee that they will:

(a)

Not, without the prior written consent of the Pledgee, directly or indirectly transfer the equity interests in any way, or create or permit the existence of any pledge or other form of security which might affect the rights and interests of the Pledgee, other than the transfer of such equity interests to the Pledgee or its designee pursuant to the Exclusive Option Contract entered into as of the date hereof by and among the Pledgors, the Pledgee and the Domestic Company;

(b)

Comply with and enforce the provisions of all the laws and regulations governing the pledge of rights, present to the Pledgee the notices, instructions or suggestions issued by the competent authorities in connection with the Pledge Right within five (5) days upon receipt of the foregoing notices, instructions or suggestions, and comply with such notices, instructions or suggestions or make objections and statements concerning the foregoing matters at the reasonable request of the Pledgee or with the consent of the Pledgee;

(c)

Promptly notify the Pledgee of any event or notice received that might affect the equity interests of the Pledgors or any part thereof, as well as any event or notice received that might alter any of the Pledgors’ warranties and obligations hereunder or might affect the Pledgors’ performance of their obligations hereunder.

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2.

The Pledgors agree that the Pledgee’s right to exercise the Pledge Right pursuant to the terms hereof shall not be interrupted or hindered by the Pledgors or their heirs, spouses, or their agents or any other person through divorce, inheritance or other legal procedures.

3.

The Pledgors warrant to the Pledgee that, in order to protect or perfect the security hereunder for the payment of the technology development, consulting and service fees under the Service Agreement, the Pledgors will honestly execute and cause other interested parties to execute all the title certificates and contracts required by the Pledgee and/or perform and cause other interested parties to perform any action required by the Pledgee, facilitate the exercise of the rights and authority granted to the Pledgee hereunder, execute all the variation documents relating to the share certificate with the Pledgee or its designee (natural person/legal person), and provide the Pledgee within a reasonable period with all the notices, orders and decisions relating to the Pledge Right that the Pledgee deems necessary.

4.

The Pledgors warrant to the Pledgee that, for the benefit of the Pledgee, the Pledgors will abide by and perform all the warranties, undertakings, agreements, representations and conditions. If the Pledgors fail to perform or fully perform their warranties, undertakings, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all the losses thus suffered.

5.

The Pledgors warrant to the Pledgee that, on the date hereof, the Pledgors and the Domestic Company shall register the Pledge Right hereunder in the register of shareholders of the Domestic Company; and within sixty (60) days from the date hereof, the Pledgors shall, and shall cause the Domestic Company to, complete the equity pledge registration with the Beijing Municipal Administration for Market Regulation.

VII.	Event of Default

1.	The following events shall be deemed as Events of Default:

(a)	The Domestic Company fails to pay the technology development, consulting and service fees payable under the Service Agreement in full and on time;

(b)

Any representation or warranty made by the Pledgors and the Domestic Company in Article 5 hereof is materially misleading or incorrect, and/or the Pledgors and the Domestic Company breach any of the representations and warranties set forth in Article 5 hereof;

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(c)	The Pledgors breach any of the undertakings set forth in Article 6 hereof;

(d)	The Pledgors breach any provision hereof;

(e)	The Pledgors forfeit the Pledged Equity Interests for any reason or transfer the Pledged Equity Interests without the written consent of the Pledgee except as provided in Article 6.1 (a) hereof;

(f)

Any loan, security, indemnity, undertaking or other debt repayment obligations of the Pledgors to external parties (1) are required to be repaid or performed in advance due to a breach of contract; or (2) have become due but cannot be repaid or performed as scheduled, so that the Pledgee considers that the ability of the Pledgors to perform their obligations hereunder has been affected;

(g)	The Pledgors are unable to pay general debts or other liabilities, so that the Pledgee considers that the Pledgors’ ability to perform their obligations hereunder has been affected;

(h)	The promulgation of relevant laws renders this Contract illegal or prevents the Pledgors from continuing to perform their obligations hereunder;

(i)	All the governmental consents, permits, approvals or authorizations required to make this Contract enforceable or lawful or effective are withdrawn, suspended, invalidated or materially modified;

(j)	There is any adverse change in the property owned by the Pledgors, so that the Pledgee considers that the Pledgors’ ability to perform their obligations hereunder has been affected;

(k)	The successor or trustee of the Domestic Company can only partially perform or simply refuse to perform the payment obligations under the Service Agreement;

(l)	Other circumstances where the Pledgee is prevented by relevant legal provisions from exercising the right to dispose of the Pledge Right.

2.

The Pledgors shall immediately notify the Pledgee in writing if they know or find that any of the matters referred to in Paragraph 1 of this Article or any event that might lead to such matter has occurred. The Pledgee shall have the right to require the Pledgors to correct such breach within a prescribed period.

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3.

Unless the breach set forth in Paragraph 1 of this Article has been fully resolved to the satisfaction of the Pledgee, the Pledgee may, upon the occurrence of the breach by the Pledgors or at any time after the occurrence of such breach, send a written Default Notice to the Pledgors, requiring the Pledgors to pay promptly all arrears and other amounts payable under the Service Agreement or dispose of the Pledge Right in accordance with Article 8 hereof.

VIII.	Exercise of Pledge Right

1.	Prior to the full payment of the technology development, consulting and service fees referred to in the Service Agreement, without the written consent of the Pledgee, the Pledgors may not:

(a)	Transfer their equity interests for any reason or by any means;

(b)	Transfer the Pledge Right.

2.	The Pledgee shall give a Default Notice to the Pledgors when exercising the Pledge Right.

3.

Subject to the provisions of Article 7.3, the Pledgee may exercise the right to dispose of the Pledge Right at the same time as the Default Notice is given in accordance with Article 7.3 or at any time after the Default Notice is given. When the Pledgee decides to exercise the right to dispose of the Pledge Right, the Pledgors will no longer have any rights and interests related to the Pledged Equity Interests.

4.

The Pledgee shall have the priority to be reimbursed with the proceeds from the discount, auction or sale of all or part of the equity interests hereunder according to the legal procedures, until the unpaid technology development, consulting and service fees and all other amounts payable under the Service Agreement have been fully offset.

5.

When the Pledgee disposes of the Pledge Right in accordance with this Contract, the Pledgors shall not create obstacles and shall provide necessary assistance to enable the Pledgee to realize its Pledge Right.

IX.	Liability for Breach

1.

If the Pledgors or the Domestic Company materially violates any covenant made hereunder, the Pledgee shall have the right to terminate this Contract and/or require the Pledgors or the Domestic Company to pay damages; this Article 9 shall not prejudice any other right of the Pledgee hereunder;

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2.	Unless otherwise provided by law, neither the Pledgors nor the Domestic Company shall have any right to terminate or rescind this Contract under any circumstances.

X.	Transfer

1.	The Pledgor shall have no right to grant or transfer its rights and obligations hereunder except with the prior consent of the Pledgee.

2.	This Contract shall be binding upon the Pledgors and their successors and shall be valid for the Pledgee and each of its successors and assigns.

3.

The Pledgee may at any time transfer all or any of its rights and obligations under the Service Agreement to a person (natural person/legal person) designated by it; in such case, the transferee shall enjoy and assume the rights and obligations of the Pledgee hereunder as if such transferee were a party to this Contract. When the Pledgee transfers its rights and obligations under the Service Agreement, the Pledgors shall, at the request of the Pledgee, execute the relevant agreements and/or documents in connection with such transfer.

4.	After the change of the Pledgee due to such transfer, the Pledgors and the new pledgee shall enter into a new pledge contract.

XI.	Termination

This Contract shall be terminated after the technology development, consulting and service fees under the Service Agreement have been repaid in full and the Domestic Company no longer undertakes any obligations under the Service Agreement. The Pledgee shall, within a reasonably feasible period of time, terminate this Contract and assist the Pledgors in cancelling the registration of the equity pledge.

XII.	Service Charges and Other Expenses

1.

All the costs and actual expenses related to this Contract, including but not limited to legal fees, costs of production, stamp duty and any other taxes and expenses, shall be borne by the Pledgors. If the law requires the Pledgee to pay relevant taxes and expenses, the Pledgors shall fully compensate for the taxes and fees already paid by the Pledgee.

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2.

If the Pledgors fail to pay any taxes and expenses payable by them pursuant to the provisions hereof or otherwise cause the Pledgee to take any recourse in any way or by any means, the Pledgors shall bear all the expenses arising therefrom (including but not limited to various taxes, service charges, management fees, legal costs, attorney’s fees and various insurance premiums incurred in disposing of the Pledge Right).

XIII.	Force Majeure

1.

If the performance of this Contract is delayed or hindered due to any force majeure event, the Party affected by the force majeure event shall not bear any liability hereunder merely for such delayed or hindered performance.

2.

“Force Majeure Event” means any event which is beyond the reasonable control of a Party and which is unavoidable despite the reasonable care of the affected Party, including but not limited: act of government, natural force, fire, explosion, geographical change, windstorm, flood, earthquake, tide, lightning, or war. However, lack of credit, capital or financing shall not be deemed as an event beyond the reasonable control of a Party.

3.

The Party affected by a force majeure event that seeks to be released from its performance obligations under this Contract or under any provision hereof shall promptly notify the other Party of such release and inform it of the steps required to be taken to complete such performance.

4.

The Party affected by the force majeure event shall not be held liable for its failure to perform its obligations hereunder, provided that the affected Party shall try its best to mitigate the loss caused to the other Party, and the unperformed obligations shall be limited to those obligations that are not performed due to the force majeure event. After the end of the force majeure event, the Parties agree to use their best efforts to resume performance of their obligations hereunder.

XIV.	Dispute Resolution

1.	This Contract shall be governed by and construed in accordance with the laws of the PRC.

2.

In case of any dispute between the Parties concerning the interpretation and performance of any provision hereof, the Parties hereto shall resolve such dispute in good faith through negotiation. If, within thirty (30) days after one Party sends to the other Party a written notice requesting resolution of the dispute through negotiation, the Parties fail to reach an agreement on the resolution of the dispute, either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall take place in Beijing and shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

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XV.	Notices

Unless a written notice is given to change the following address, any notice hereunder shall be delivered to the following address by hand or by registered mail. If the notice is sent by registered mail, the date of receipt stated on the receipt of the registered mail shall be the date of service; if sent by personal delivery, the notice shall be deemed served on the date of dispatch:

Pledgee: Beijing Glorywolf Co., Ltd.

Address: ******

Mobile: ******

Attn: *******

Pledgors: ZHAO Peng and YUE Xu

Address: ******

Mobile: ******

Domestic Company: Beijing Huapin Borui Network Technology Co., Ltd.

Address: ******

Mobile: ******

Attn: ******

XVI.	Annexes

The Annexes set forth herein shall constitute an integral part hereof.

XVII.	Severability

If any provision hereof is invalid or unenforceable due to its inconsistency with the relevant laws, such provision shall be invalid or unenforceable only to the extent of the jurisdiction of the relevant laws and shall not affect the legal force of the other provisions hereof.

XVIII.	Effectiveness

1.

This Contract and any amendment, supplement or modification hereto shall be in writing and shall come into force after being signed and sealed by the Parties, and shall supersede the Equity Interest Pledge Agreement entered into as of February 10, 2017 by and among the Pledgee, the Domestic Company, ZHAO Peng and TANG Weigang.

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2.	This Contract is made in Chinese. This Contract may be made in one or more originals as required, each of which shall be of equal legal effect.

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Beijing Glorywolf Co., Ltd. (seal)

By:	/s/ ZHAO Peng
Name:	ZHAO Peng
Title:	Legal Representative

ZHAO Peng

By:	/s/ ZHAO Peng

YUE Xu

By:	/s/ YUE Xu

Beijing Huapin Borui Network Technology Co., Ltd. (seal)

By:	/s/ ZHAO Peng
Name:	ZHAO Peng
Title:	Legal Representative

Signature Page to the Equity Interest Pledge Agreement

Annex I

Capital Contribution Certificate Concerning Beijing Huapin Borui Network Technology Co., Ltd.

This is to certify that ZHAO Peng (ID number: ******) has subscribed for RMB9,950,000 equivalent of capital contribution in cash and thus owns 99.5% of the equity interests in Beijing Huapin Borui Network Technology Co., Ltd., all of which have been pledged to Beijing Glorywolf Co., Ltd..

Beijing Huapin Borui Network Technology Co., Ltd. (seal)

By:	/s/ ZHAO Peng
Name:	ZHAO Peng
Title:	Legal Representative

Annex I

Annex II

Capital Contribution Certificate Concerning Beijing Huapin Borui Network Technology Co., Ltd.

This is to certify that YUE Xu (ID number: ******) has subscribed for RMB50,000 equivalent of capital contribution in cash and thus owns 0.5% of the equity interests in Beijing Huapin Borui Network Technology Co., Ltd., all of which have been pledged to Beijing Glorywolf Co., Ltd..

Beijing Huapin Borui Network Technology Co., Ltd. (seal)

By:	/s/ ZHAO Peng
Name:	ZHAO Peng
Title:	Legal Representative

Annex II

Annex III

Register of Shareholders of Beijing Huapin Borui Network Technology Co., Ltd.

Shareholder Name	ID Number	Shareholding Ratio	Pledge Registration
ZHAO Peng	******	99.50%	Including the equity interests corresponding to RMB9,950,000 of the registered capital which have not been registered for pledge

YUE Xu	******	0.50%	Including the equity interests corresponding to RMB50,000 of the registered capital which have not been registered for pledge

Beijing Huapin Borui Network Technology Co., Ltd. (seal)

By:	/s/ ZHAO Peng
Name:	ZHAO Peng
Title:	Legal Representative

Annex III